EXHIBIT 23.1.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of The First American Financial Corporation of our report dated February 9, 1998, appearing on page 21 of The First American Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



By: /s/ PricewaterhouseCoopers LLP
    ------------------------------
PricewaterhouseCoopers LLP
Costa Mesa, California
November 20, 1998